Exhibit 99.1

July 20, 2020

Dear Fellow Stockholder:

On July 20, 2020, InPoint Commercial Real Estate Income, Inc. (“we,” “InPoint” or the “Company”) announced the following per share net asset values (“NAV”) for each class of our common stock as of    June 30, 2020. The NAV is net of any fees, commissions and expenses incurred in connection with the initial investment in each share class and is determined by Inland InPoint Advisor, LLC, our Advisor, with the assistance of SPCRE InPoint Advisors, LLC, our Sub-Advisor, in accordance with the valuation guidelines adopted by our board of directors (our “Board”). The NAV is posted on the Company’s website at inland-investments.com/inpoint and is expected to be updated monthly, as we resume our standard operations that were in place prior to the onset of the COVID-19 pandemic.

Class of Common Stock	NAV as of June 30, 2020
Class P	$21.4379
Class A	$21.4868
Class T	$21.4857
Class D	$21.4818
Class I	$21.4874

Market conditions in the U.S. remain difficult with high relative unemployment and deteriorating GDP due to the global COVID-19 pandemic. In the face of the severe economic effect of the pandemic and its impact on our NAV, we are pleased that all first mortgage loans in our portfolio, apart from one non-performing loan, continue to perform in accordance with current terms.

Despite recovery in some financial markets, the CMBS market is still facing dislocation. Forced selling, among other factors, has negatively impacted valuations and commercial property values have decreased from business closings, stay-at-home guidelines and social distancing around the country. If this moderates and valuations begin to recover, we hope to recapture a portion of the unrealized portfolio losses, potentially increasing NAV in the future. In addition, we have one non-performing loan that we have declared to be in default. We expect the remedy will result in our taking ownership of the property and that we will keep the property until the economy normalizes, during which time we hope to recover value in the asset.

With our portfolio showing some signs of recovering from the initial effects of the pandemic, our management anticipates recommending to the Board that a cash distribution be authorized for stockholders of record as of July 31, 2020, payable in August 2020. Please keep in mind that we cannot guarantee that our Board will authorize a cash distribution amidst the constant rapidly changing circumstances surrounding the pandemic. Ultimately, it is our goal to reinstate InPoint’s continuous public offering of shares of common stock, its share repurchase plan and its distribution reinvestment plan at the earliest prudent time.

Please note that, in addition to disclosing NAV per share and in anticipation of the potential future reinstatement of the distribution reinvestment plan, the Company has also amended and restated its distribution reinvestment plan effective August 7, 2020 (the “Amended DRIP”), which will permit Class P stockholders to reinvest their distributions into Class I shares. The Amended DRIP was included as an exhibit to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on July 20, 2020, which may be accessed via its website at sec.gov or on the Company’s website at inland-investments.com/inpoint/sec-filings.

As industry leading real estate and credit managers, the management of InPoint’s Advisor and Sub-Advisor have navigated multiple market cycles and disruptions while remaining committed to safeguarding investors’ capital. Thank you for your ongoing trust in our expertise. If you have questions, feel free to contact your financial advisor or our Inland Investor Services team at 800-826-8228.

We hope that you and your family are safe and healthy as the COVID-19 pandemic continues to evolve.

Sincerely,

InPoint Commercial Real Estate Income, Inc.

Mitchell Sabshon

Chief Executive Officer

Certain statements in this letter constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “goal,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “variables,” “potential,” “continue,” “expand,” “maintain,” “create,” “strategies,” “likely,” “will,” “would” and variations of these terms and similar expressions indicate forward-looking statements.  These forward-looking statements reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not factual or guarantees of future performance, and we caution stockholders not to place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to those in the Risk Factors section in our most recent Annual Report on Form 10-K and in subsequent filings on Form 10-Q as filed with the Securities and Exchange Commission and made available on our website.  Forward-looking statements reflect our management’s view only as of the date of this letter and may ultimately prove to be incorrect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results except as required by applicable law. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

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